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                                                                    EXHIBIT 23.2



                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017

                                 (614) 766-1426
                               (614) 766-1459 FAX

February 10, 1998

We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Form S-1 to be filed by Home Loan Financial Corporation with the Securities and Exchange Commission and any amendments thereto, to the references in the Form S-1 and any amendments thereto to our opinion dated December 9, 1997, regarding the value of subscription rights to be granted to the depositors of The Home Loan Savings Bank (the "Opinion") and to the filing of the Opinion as an exhibit to the Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.

Michael R. Keller
President